Exhibit 99.1

Wayside Technology Group Reports Fourth Quarter and Record Full Year 2019 Results

- Record Annual Net Sales of $208.8 Million and Net Income of $6.8 Million -

- Annual Adjusted EBITDA (a non-GAAP financial measure defined below) of $10.5 Million and Return on Invested Capital (see calculation defined below) of 24.5% -

- Returned $3.1 Million of Capital to Shareholders in 2019 via Dividends -

Eatontown, NJ – February 19, 2020 – Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), an IT channel company providing innovative sales and distribution solutions, is reporting results for the fourth quarter and full year ended December 31, 2019, and is declaring a quarterly dividend of $0.17 per share.

Fourth Quarter 2019 Highlights vs. Same Year-Ago Quarter

•	Net sales increased 24% to $60.9 million.
•	Gross profit increased 9% to $7.9 million.
•	Net income increased 16% to $2.0 million or $0.45 per share.
•	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 11% to $2.9 million.

Full Year 2019 Highlights vs. 2018

•	Net sales increased 15% to $208.8 million.
•	Gross profit increased 11% to $30.0 million.
•	Net income increased 92% to $6.8 million or $1.51 per share.
•	Net income excluding separation expenses, net of taxes (a non-GAAP financial measure defined below) increased 24% to $6.9 million.
•	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 14% to $10.5 million.

Management Commentary

“Our strong fourth quarter and record full year results reflect the benefits of the various investments and initiatives we have undertaken since 2018,” said Dale Foster, CEO of Wayside. “We have become a sales-focused organization through our Lifeboat Distribution business, and the investments in our sales teams and processes have led to our first year of double-digit gross profit growth since 2011. In fact, during the fourth quarter, our sales team brought in what we believe to be the largest booking in Company history, further validating that our strategy to deepen customer relationships and expand our vendor network is working.

“As we look to 2020, we plan to carry this strong momentum through the year and drive sustainable, profitable growth through our Lifeboat Distribution business. Our financial goals focus on both gross profit and adjusted EBITDA, which is a new metric that we are introducing this quarter as a supplemental measure of the profitability of our operations. With the scalability in our business model, we continue to believe that we can flow through a significant portion of our growth in gross profit to pre-tax income. We look forward to further executing on our strategy and delivering value for all Wayside stakeholders in 2020 and the years ahead.”

Fourth Quarter 2019 Financial Results

Net sales in the fourth quarter of 2019 increased 24% to $60.9 million compared to $49.1 million for the same period in 2018. Lifeboat Distribution segment net sales in the fourth quarter increased 30% to $57.4 million compared to $44.3 million, and TechXtend segment net sales for the fourth quarter were $3.5 million compared to $4.8 million.

Adjusted gross billings (a non-GAAP financial measure defined below) in the fourth quarter of 2019 increased 25% to $167.5 million compared to $134.3 million for the same period last year.

Gross profit in the fourth quarter of 2019 increased 9% to $7.9 million compared to $7.2 million for the same period in 2018. The increase was driven by the Company’s primary business segment, Lifeboat Distribution, which benefitted from the addition of multiple new technology vendors and strong organic growth with existing clients.

Total selling, general, and administrative (“SG&A”) expenses in the fourth quarter of 2019 were $5.3 million compared to $5.1 million for the same period in 2018. As a percentage of revenue, SG&A decreased 150 basis points to 8.8% compared to 10.3% in 2018, with the decrease driven by prudent cost management and improvements in operating efficiency.

Net income in the fourth quarter of 2019 increased 16% to $2.0 million or $0.45 per diluted share, compared to $1.7 million or $0.39 per diluted share for the same period in 2018.

Adjusted EBITDA in the fourth quarter of 2019 increased 11% to $2.9 million compared to $2.6 million in 2018, with the increase driven by the aforementioned organic growth with existing clients and new vendor additions, coupled with prudent cost management and operating efficiencies.

Effective margin, which is defined as adjusted EBITDA (a non-GAAP financial measure defined below) as a percentage of gross profit, increased 90 basis points to 37.1% compared to 36.2% in the prior year period.

Full Year 2019 Financial Results

Total net sales in 2019 increased 15% to $208.8 million compared to $181.4 million in 2018. Lifeboat Distribution segment net sales increased 18% to $193.6 million compared to $163.6 million in 2018, and TechXtend segment net sales were $15.2 million compared to $17.9 million.

Adjusted gross billings (a non-GAAP financial measure defined below) in 2019 increased 18% to $601.0 million compared to $510.0 million in 2018.

Gross profit in 2019 increased 11% to $30.0 million compared to $26.9 million in 2018.

Total SG&A expenses in 2019 decreased 6% to $21.5 million compared to $22.8 million in 2018. As a percentage of revenue, SG&A decreased 220 basis points to 10.3% compared to 12.5% in 2018. SG&A expenses included executive separation expenses of $0.1 million in 2019 and $2.4 million in 2018.

Net income in 2019 increased 92% to $6.8 million or $1.51 per diluted share, compared to $3.5 million or $0.78 per diluted share in 2018.

Net income excluding separation expenses, net of taxes (a non-GAAP financial measure defined below) in 2019 increased 24% to $6.9 million compared to $5.5 million last year.

Adjusted EBITDA (a non-GAAP financial measure defined below) in 2019 increased 14% to $10.5 million compared to $9.2 million in 2018. Effective margin increased 70 basis points to 34.8% compared to 34.1% in the prior year period.

Dividends per share declared in 2019 were $0.68, which is flat compared to the prior year.

Cash and cash equivalents were $15.0 million at December 31, 2019 compared to $14.9 million at December 31, 2018. The Company remained debt free at both December 31, 2019 and December 31, 2018.

Dividend

Subsequent to the quarter, on February 18, 2020, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on March 6, 2020 to shareholders of record on March 2, 2020.

Unsolicited Proposal

On December 10, 2019, Wayside received a preliminary unsolicited proposal from Shepherd Kaplan Krochuk, LLC and North & Webster SSG, LLC (together, the “N&W Group”) to acquire the Company for $16.38 per share, subject to certain conditions. Although the N&W Group’s offer expired on December 16, 2019, Wayside’s board of directors took extensive measures to evaluate their proposal, including engaging Stifel Financial Corporation (“Stifel”) to act as financial advisor to the board. Wayside management, members of the board of directors and Stifel engaged with principals of the N&W Group on multiple occasions to discuss their expired bid. After a thorough review of the inbound inquiry and in consultation with its advisors, the board determined that the expired bid was not in the best interest of shareholders and did not serve as a basis for further diligence or discussion. This was communicated to the N&W Group on February 11, 2020.

Conference Call

Wayside Technology Group will conduct a conference call today at 10:00 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2019.

Wayside management will host the conference call, followed by a question and answer period.

Date: Wednesday, February 19, 2020

Time: 10:00 a.m. Eastern time

Toll-free dial-in number: 1-844-683-0552

Conference ID: 7289306

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay via webcast here, and on the investor relations section of the company’s website at www.waysidetechnology.com/site/content/webcasts.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company and parent of Lifeboat Distribution, an international value-added distributor for Emerging Technology Vendors with solutions for Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud and Software & ALM. Lifeboat provides vendors access to thousands of VARs, MSPs, CSPs and other resellers. Lifeboat holds an IT-70 GSA contract vehicle that provides resellers and vendors with a competitive edge within the Public Sector.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including adjusted gross billings, net income excluding separation expenses, net of taxes, and adjusted EBITDA as supplemental measures of the performance of our business. Our use of these financial measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2020 annual meeting of shareholders. The Company intends to file a definitive proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s soliciting material filed with the SEC on January 15, 2020 as DEFA 14A (the “DEFA 14A”) contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. If the holdings of the Company’s securities change from the amounts provided in the DEFA 14A, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at www.waysidetechnology.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10‑K for the year ended

December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.waysidetechnology.com.

Company Contact

Michael Vesey

Chief Financial Officer

1-732-389-0932

michael.vesey@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

1-949-574-3860

WSTG@gatewayir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$14,984	$14,883
Accounts receivable, net of allowances of $765 and $785, respectively	100,987	81,351
Inventory, net	2,760	1,473
Vendor prepayments	100	3,172
Prepaid expenses and other current assets	2,718	1,988
Total current assets	121,549	102,867

Equipment and leasehold improvements, net	1,215	1,588
Right-of-use assets, net	1,792	—
Accounts receivable-long-term, net	1,358	3,156
Other assets	111	215
Deferred income taxes	256	145
	$126,281	$107,971
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$78,364	$66,653
Lease liability, current portion	383	—
Total current liabilities	78,747	66,653

Lease liability, net of current portion	2,189	—
Non-current liabilities	89	745
Total liabilities	81,025	67,398

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,505,693 and 4,496,494 shares outstanding, respectively	53	53
Additional paid-in capital	32,874	32,392
Treasury stock, at cost, 778,807 and 788,006 shares, respectively	(13,256)	(13,447)
Retained earnings	26,715	22,994
Accumulated other comprehensive loss	(1,130)	(1,419)
Total stockholders’ equity	45,256	40,573
	$126,281	$107,971

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,
	2019	2018	2019	2018

Net sales
Lifeboat segment	$193,558	$163,564	$57,369	$44,256
TechXtend segment	15,201	17,880	3,493	4,799
Total net sales	208,759	181,444	60,862	49,055

Cost of sales
Lifeboat segment	166,785	140,123	50,304	37,914
TechXtend segment	12,007	14,401	2,699	3,917
Total Cost of sales	178,792	154,524	53,003	41,831

Gross profit
Lifeboat segment	26,773	23,441	7,065	6,342
TechXtend segment	3,194	3,479	794	882
Total gross profit	29,967	26,920	7,859	7,224

Selling, general and administrative expenses
Selling costs	11,629	10,627	2,985	2,854
Share-based compensation	759	1,108	139	149
Separation expenses (1)	100	2,446	-	-
Other general and administrative expenses	9,013	8,584	2,202	2,068
Total selling, general and administrative expenses	21,501	22,765	5,326	5,071

Income from operations	8,466	4,155	2,533	2,153

Interest, net	500	907	84	162
Foreign currency transaction gain	82	55	42	15
Income before provision for income taxes	9,048	5,117	2,659	2,330
Provision for income taxes	2,261	1,579	637	591

Net income	$6,787	$3,538	$2,022	$1,739

Income per common share - Basic	$1.51	$0.78	$0.45	$0.39
Income per common share - Diluted	$1.51	$0.78	$0.45	$0.39

Weighted average common shares outstanding - Basic	4,421	4,358	4,439	4,397
Weighted average common shares outstanding - Diluted	4,421	4,358	4,439	4,397

Dividends paid per common share	$0.68	$0.68	$0.17	0.17

(1) Includes $1,661 of stock compensation during the year ended December 31, 2018.

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Year ended		Three months ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$208,759	$181,444	$60,862	$49,055
Costs of sales related to Software – security and highly interdependent with support and maintenance, support or other services	392,264	328,506	106,642	85,280
Adjusted gross billings (non-GAAP)	$601,023	$509,950	$167,504	$134,335

(1)

We define adjusted gross billings as net sales in accordance with U.S. GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and maintenance, support and other services. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable U.S. GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present net income reconciled to net income excluding separation expenses, net of taxes (Non-GAAP) (2), net income reconciled to adjusted EBITDA  (3) and calculation of return on invested capital (4):

	Year ended		Three months ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income reconciled to net income excluding separation expenses, net of taxes (Non-GAAP):

Net income	$6,787	$3,538	$2,022	$1,739
Separation expenses	100	2,446	-	-
Income tax benefits related to separation expenses	(24)	(438)	-	-
Net income excluding separation expenses, net of taxes	$6,863	$5,546	$2,022	$1,739

(2)

We define net income excluding separation expenses, net of taxes, as net income, plus separation expenses, less the income tax benefit attributable to the separation expenses. We provided a reconciliation of net income excluding separation expenses, net of taxes, to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding separation expense, net of taxes as supplemental measures of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding separation expenses, net of taxes has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate separation expenses, separation expenses net of taxes, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Year ended		Three months ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income reconciled to adjusted EBITDA:

Net income	$6,787	$3,538	$2,022	$1,739
Provision for income taxes	2,261	1,579	637	591
Depreciation and amortization	488	482	108	124
Interest expense	58	37	10	13
EBITDA	9,594	5,636	2,777	2,467
Share-based compensation	759	1,108	139	149
Separation expenses	100	2,446	-	-
Adjusted EBITDA	$10,453	$9,190	$2,916	$2,616

(3)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest and separation expenses. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into comparison of our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The following represents the components of interest, net:

	Year ended		Three months ended
	December 31,		December 31,
	2019	2018	2019	2018
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(457)	$(869)	$(68)	$(135)
Interest income	(101)	(75)	(26)	(40)
Interest expense	58	37	10	13
Interest, net	$(500)	$(907)	$(84)	$(162)

Calculation of average invested capital:	As of December 31,
	2019	2018
Stockholders' equity	$45,256	$40,573
Less: cash	(14,984)	(14,883)
Invested capital	$30,272	$25,690
Average invested capital	$27,981

Calculation of return on invested capital:	Year ended
December 31,
2019
Net income excluding separation expenses, net of taxes	$6,863
Average invested capital	$27,981
Return on invested capital	24.5%

(4)

We define return on invested capital as net income excluding separation expenses, net of taxes (a non-GAAP financial measure) divided by average invested capital. We define average invested capital as the average stockholders’ equity less cash.